SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2006

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

CNB Financial Corporation, the parent company of County National Bank, announces reported earnings of $2.4 million or $0.27 diluted earnings per share for the quarter ended March 31, 2006, compared to $2.0 million or $0.22 diluted earnings per share for the first quarter of 2005.

(a)	Financial Statements: None

(b)	Exhibits:

Exhibit 99	News Release announcing first quarter earnings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: April 24, 2006	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Secretary

Exhibit Index

Number	Description

Exhibit 99	News Release announcing first quarter earnings.

Exhibit 99

News Release

Contact: Joseph B. Bower, Jr
Secretary
(814)765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS FIRST QUARTER EARNINGS FOR 2006

Clearfield, Pennsylvania – April 21, 2006

CNB Financial Corporation, the parent company of County National Bank, today announced reported earnings of $2.4 million or $0.27 diluted earnings per share for the quarter ended March 31, 2006, compared to $2.0 million or $0.22 diluted earnings per share for the first quarter of 2005. The 2006 first quarter results represent a 19% increase in earnings over the first quarter of 2005.

Annualized return on average equity for the quarter ended March 31, 2006 was 14.28 percent compared to 12.56 percent for the quarter ended March 31, 2005. Annualized return on average assets was 1.30 percent in the quarter ended March 31, 2006, compared with 1.15 percent in the first quarter of 2005.

William F. Falger, President and Chief Executive Officer, commented, “I am very pleased with our performance during the first quarter, especially the growth we experienced in both loans and deposits. While we enjoyed the benefit of a significant security gain during the quarter, net interest earnings continued to increase despite a challenging interest rate environment.”

Financial Highlights (in thousands)	(Unaudited)	(Unaudited)
Consolidated Balance Sheets	31-Mar-06	31-Dec-05	31-Mar-05
	Consolidated	Consolidated	Consolidated
Assets
Cash and due from banks	$ 13,226	$ 19,146	$ 13,299
Interest-bearing deposits	14,959	23,871	9,165
CASH & CASH EQUIVALENTS	28,185	43,017	22,464
Securities available for sale	163,403	161,897	177,251
NET LOANS	520,833	505,010	475,487
FHLB & Federal Reserve Stock	4,800	4,789	4,363
Premises & Equipment, Net	13,794	13,912	14,161
Bank Owned Life Insurance	13,964	13,796	13,363
Intangible, net	11,931	11,994	11,776
Accrued Interest & Other Assets	12,100	9,603	11,339

TOTAL ASSETS	$ 769,010	$ 764,018	$ 730,204

Liabilities
Deposits
Non-interest bearing deposits	$ 80,176	$ 80,874	$ 72,909
Interest bearing deposits	543,583	537,629	529,411
TOTAL DEPOSITS	623,759	618,503	602,320
Short-term borrowings	198	2,000	2,000
Federal Home Loan Bank Advances	58,250	58,250	40,000
Subordinated Debentures	10,310	10,310	10,310
Accrued expenses and other liabilities	6,499	4,970	7,306
TOTAL LIABILITIES	699,016	694,033	661,936

Shareholders' Equity
Common stock, $1 par value	9,234	9,234	9,234
Additional paid-in	4,170	4,160	4,142
Retained earnings	59,612	58,439	55,193
Treasury stock, at cost (248,884 shares for March 2006, 209,596 shares for Dec 2005, and 117,924 shares for March 2005	(3,602)	(3,031)	(1,653)
Restricted Stock Awards	(155)	--	--
Accumulated other comprehensive income	735	1,183	1,352
TOTAL SHAREHOLDERS' EQUITY	69,994	69,985	68,268

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 769,010	$ 764,018	$ 730,204

Nonperforming Assets	$ 2,597	$ 2,180	$ 2,933
% of Total Assets	0.34%	0.28%	0.40%
Trust Assets	$ 197,574	$ 179,738	$ 183,380

Consolidated Income Statement (Unaudited)	Three Months Ended	Three Months Ended
	March 31, 2006	March 31, 2005
Interest Income
Loans including fees	$ 9,434	$ 7,931
Deposits with banks	102	66
Federal funds sold	156	83
Securities	1,816	1,716
TOTAL INTEREST AND DIVIDENDS	11,508	9,796
Interest Expense
Deposits	3,783	2,871
Federal Home Loan Bank advances	703	508
Subordinated Debentures	200	151
Total interest expense	4,686	3,530
NET INTEREST INCOME	6,822	6,266
Provision for loan losses	365	167
NET INTEREST AFTER PROVISION	6,457	6,099
Other Income
Trust income	255	220
Service charges on deposits	956	885
Other charges and fees	149	132
Net security gains	341	-
Mortgage Servicing Income	54	27
BOLI	168	181
Wealth Management	114	93
Other	126	(11)
TOTAL OTHER INCOME	2,163	1,527
Non-Interest Expenses
Salaries and Benefits	2,668	2,555
Occupancy, net	738	702
Data Processing	496	391
Amortization of intangible	103	79
Director's Fees	95	128
Total other expenses	1,342	1,206
Total non-interest expenses	5,442	5,061
NET INCOME BEFORE TAXES	3,178	2,565
Federal income tax	747	518
NET INCOME	$ 2,431	$ 2,047

Earnings Per Share, Fully diluted	$ 0.27	$ 0.22
Dividends Per Share	$ 0.14	$ 0.13
Return on Average Assets (ROA)	1.30%	1.15%
Return on Average Equity (ROE)	14.28%	12.56%

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.

County National Bank’s website is www.bankcnb.com.